EXHIBIT 10.8

Share Exchange Agreement

This Share Exchange Agreement dated as of this 23rd day of October 2011 (the "Agreement") is entered into among East Coast Diversified Corporation, a publicly-held Nevada corporation with offices located at 120 Interstate North Parkway, Ste 445, Atlanta, GA 30339 ("ECDC"), Rogue Paper, Inc., a California corporation with offices located at 855 Folsom, Suite 534 San Francisco California 94107 ("Rogue Paper") and the shareholders of Rogue Paper (“Rogue Paper Shareholders”) set forth in Annex A hereto.

WHEREAS, ECDC, Rogue Paper and the Rogue Paper Shareholders wish to enter into this Agreement pursuant to which ECDC will acquire 51% of the issued and outstanding shares of common stock of Rogue Paper (“Rogue Paper Shares”) in exchange for two million five hundred thousand (2,500,000) shares of ECDC’s Preferred stock  (“ECDC Preferred Shares”) in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and as a result of this Agreement, Rogue Paper will become a subsidiary of ECDC; and

WHEREAS, ECDC, Rogue Paper and the Rogue Paper Shareholders agree that the transaction contemplated by this Agreement shall become effective (the “Effective Date”) as of the completion of the requirements set forth in this Agreement.

NOW, THEREFORE, ECDC, Rogue Paper and the Rogue Paper Shareholders agree as follows:

1.    EXCHANGE OF STOCK

1.1.    NUMBER OF SHARES. The parties have agreed to enter into this Agreement to become effective as of the Effective Date as defined above. Upon the Effective Date, the certificates evidencing Rogue Paper Shares, will be delivered to the ECDC, together with such other documentation in order for ECDC to acquire record and beneficial ownership of the Rogue Paper Shares,  at  which  time  ECDC  will  cause  its  transfer  agent  to  issue  to  the  Rogue  Paper Shareholders two  million five hundred thousand (2,500,000) ECDC Preferred Shares.   The ECDC Preferred Shares shall be convertible into fifty million (50,000,000) ECDC common shares, with a conversion date no less than twelve (12) months from the Effective Date.

1.2.    EXCHANGE OF CERTIFICATES. Each shareholder participating in this exchange and owning Rogue Paper Shares that shall collectively be 51% of the outstanding shares of Rogue Paper, shall take all necessary steps and execute all necessary documentation to transfer record and beneficial ownership of the Rogue Paper Shares and in exchange, immediately following the Effective Date, shall be issued and receive newly-issued ECDC Preferred Shares as set forth above. The share exchange of Rogue Paper Shares by the shareholders of such Rogue Paper Shares into ECDC Preferred Shares shall be affected by ECDC at the Effective Date.  The parties acknowledge that those Rogue Paper Shareholders exchanging Rogue Paper Shares who have converted their shares of Rogue Paper Series AA Preferred Stock into Rogue Paper common stock in connection with the transactions contemplated by this Agreement shall be entitled to a proportionately larger number of ECDC Preferred Shares (as set forth on Annex A) than those other Rogue Paper Shareholders in order to satisfy the liquidation preference provisions set forth in the Rogue Paper Amended and Restated Certificate of Incorporation.

1.3.    ADDITONAL INVESTMENTS. ECDC shall have the obligation to purchase common shares of Rogue Paper at regular intervals during the twelve (12) month period following the Effective Date that shall be agreed upon by the parties for up to a one million dollar ($1,000,000) investment to be provided by ECDC.   Such purchase of Rogue Paper common stock shall be based on a premoney valuation of Rogue Paper of two million dollars ($2,000,000)

1.4.    FURTHER ASSURANCES. At the Effective Date and from time to time thereafter, the parties shall execute such additional instruments and take such other action as ECDC and Rogue Paper may request in order to effectively consummate the transactions and purposes of this Agreement.

1.5.    REDEMPTION RIGHTS.  Commencing at six (6) months from the Effective Date, and subject to the requirements of applicable law, (a) each holder of ECDC Preferred Shares shall have the option to require ECDC to redeem all or any portion of such holders shares of ECDC Preferred Shares in exchange for cash at a price of Sixty Cents ($0.60) per share of such ECDC Preferred Shares; and (b) ECDC shall have the option to redeem all or any portion of the outstanding shares of ECDC Preferred Shares in exchange for cash at a price of Sixty Cents ($0.60) per share of such ECDC Preferred Shares.  Commencing twenty-four (24) months from the Effective Date, and subject to the requirements of applicable law, each holder of Rogue Paper common stock shall have the option to require ECDC to redeem all or any portion of such holders shares of Rogue Paper common stock and ECDC shall redeem any shares presented to it for ECDC Common Shares in exchange for an equivalent cash at a price of Three Cents ($0.03) per share of such Rogue Paper common stock that shall be free trading and may be liquidated immediately or at any time thereafter at the option of each shareholder or shall be purchased for cash by ECDC at Three Cents ($0.03) per share.  The party seeking redemption shall provide written notice to the other party of the election to redemption, and such redemption shall be completed within thirty (30) days of receipt of such notice.

2.    EFFECTIVE DATE

2.1.    TIME AND PLACE. The Effective Date contemplated herein shall be held as soon as possible, at the offices of ECDC, or such other place as is agreed to by the parties, without requiring the meeting of the parties hereto. All proceedings to be taken and all documents to be executed at the Effective Date shall be deemed to have been taken, delivered and executed simultaneously.

2.2.    FORM OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes   for   which   the   original   could   be   used,   provided   that   such   copy,   facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

3.    REPRESENTATIONS AND WARRANTIES OF ROGUE PAPER SHAREHOLDERS. The Rogue Paper Shareholders, severally and not jointly represent and warrant as follows:

3.1.    TITLE TO SHARES. The Rogue Paper Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of all of the issued and outstanding Rogue Paper Shares as set forth on Annex A.

3.2.    LITIGATION. There is no litigation or proceedings pending, or to the knowledge of the Rogue Paper Shareholders threatened, against or relating to the Rogue Paper Shares held by the Rogue Paper Shareholders.

4.    REPRESENTATIONS AND WARRANTIES OF ECDC. ECDC represents and warrants that:

4.1.    CORPORATE ORGANIZATION. ECDC is a corporation duly organized under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

4.2.    REPORTING COMPANY STATUS. The ECDC is a current reporting company pursuant to Section12 (g) of the Securities Exchange Act of 1934 (“Exchange Act”).

4.3.    CAPITALIZATION. The authorized capital stock of ECDC consists of 480,000,000 shares of common stock, $.001 par value, of which 178,260,639 shares of such common stock are issued and outstanding, and 20,000,000 ECDC Preferred Shares, of which no shares are issued or outstanding.  The rights and privileges of the ECDC Preferred Shares are set forth on Annex B hereto.

4.4.    ISSUED STOCK. All the 178,260,639 shares of common stock issued and outstanding are duly authorized and validly issued, fully paid and non-assessable.

4.5.    CORPORATE AUTHORITY. ECDC has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

4.6.    AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by ECDC’s board of directors and consented to by the holders of a majority of ECDC Preferred Shares and by all other necessary parties.

4.7.    SUBSIDIARIES. ECDC has a wholly owned subsidiary – EarthSearch Communications. There are no other subsidiaries.

4.8.    FINANCIAL STATEMENTS. The financial statements of ECDC ("ECDC Financial Statements") filed with the Securities and Exchange Commission (“SEC”), copies of which have been made available to the management of Rogue Paper and are available to the Rogue Paper Shareholders on the SEC website, fairly present the financial condition of ECDC, in conformity with generally accepted accounting principles consistently applied.

4.9.    ABSENCE OF DISCLOSED OR UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the ECDC Financial Statements, ECDC does not have as of the date of this Agreement and the Effective Date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

4.10.    NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of ECDC since the date of the ECDC Financial Statements.

4.11.    LITIGATION. There is not, to the knowledge of ECDC, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against ECDC.

4.12.    CONTRACTS. ECDC is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

4.13.    NO VIOLATION. The transactions to be taken on or before the Effective Date will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of ECDC is subject or by which ECDC is bound.

5.    REPRESENTATIONS  AND  WARRANTIES  OF  ROGUE  PAPER.  Rogue  Paper represents and warrants that:

5.1.    CORPORATE ORGANIZATION AND GOOD STANDING. Rogue Paper is a corporation duly organized and validly existing, and in good standing under the laws of the State of California, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

5.2.    CAPITALIZATION. Rogue Paper's authorized capital stock consists of  3,000,000 shares, par value $0.10, of which 2,750,000 is designated common stock and 250,000 is designated as Series AA Preferred Stock.  As of the date of this Agreement, there are 2,039,000 shares of common stock issued and outstanding and 210,000 shares of Sereis AA Preferred Stock issued and outstanding.  Prior to the Effective Date, all shares of Series AA Preferred Stock shall be converted into shares of common stock.

5.3.    ISSUED STOCK. All the outstanding Rogue Paper Shares are duly authorized and validly issued, fully paid and non-assessable.

5.4.    STOCK RIGHTS. Other than as set forth on the attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Rogue Paper Shares nor are any Rogue Paper Shares committed to be issued other than as contemplated under this Agreement.

5.5.    CORPORATE AUTHORITY. Rogue Paper has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

5.6.    AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by the Rogue Paper board of directors and consented to by the Rogue Paper Shareholders.

5.7.    FINANCIAL STATEMENTS. Rogue Paper has delivered to ECDC copies of financial statements for the years ended December 31, 2010 and the interim period through September 30, 2011. Rogue Paper shall submit to ECDC all financial records of its operation since inception for review and audit or as may be applicable to all SEC requirements, including copies of all material agreements and contracts for sales or licensing of its technology and services. Rogue Paper management and board of directors shall certify such documents as accurate and representing a true record of transaction of the company.

5.8.    ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Rogue Paper Financial Statements, Rogue Paper did not have as of the dates indicated in the Rogue Paper Financial Statements any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

5.9.    NO MATERIAL CHANGES. Except as set out by attached schedule, if any, there has been no material adverse change in the business, properties, or financial condition of Rogue Paper since the date of the Rogue Paper Financial Statements.

5.10.    LITIGATION. To the knowledge of Rogue Paper, there is no pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Rogue Paper.

5.11.    CONTRACTS. Except as set out by attached schedule, if any, Rogue Paper is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement, other than as provided under this Agreement.

5.12.    TITLE. Except as set out by attached schedule, if any, Rogue Paper has good and marketable title to all the real property and good and valid title to all other property included in the Rogue Paper Financial Statements. Except as set out in the balance sheets thereof, the properties of Rogue Paper are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Rogue Paper.

5.13.    NO VIOLATION. The transactions contemplated by this Agreement as of the Effective Date will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Rogue Paper is subject or by which Rogue Paper is bound.

6.    CONDUCT PENDING THE EFFECTIVE DATE ECDC and Rogue Paper covenant that between the date of this Agreement and the Effective Date as to each of them:

6.1.    No change will be made in the charter documents, by-laws, or other corporate documents of ECDC.

6.2.    ECDC will use its best efforts to maintain and preserve its business organization and except as contemplated under this Agreement will not enter into any material commitment other than as provided herein.

6.3.    Rogue Paper will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

6.4     Rogue  Paper  shall  have  prepared  and  delivered  to  ECDC  the  Rogue  Paper  Financial Statements as provided in Section 5.7 above.

6.5.    None of the Rogue Paper Shareholders listed in Annex A will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Rogue Paper Shares owned by them.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ROGUE PAPER. Rogue Paper’s obligations to consummate the share exchange pursuant to this Agreement shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by the Rogue Paper Shareholders as appropriate:

7.1.    ECDC’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of ECDC set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Date, as though made at and as of such dates, except as affected by transactions contemplated hereby.

7.2.    ECDC’S  COVENANTS.  ECDC  shall  have  performed  all  covenants  required  by  this Agreement to be performed by it on or before the Effective Date.

7.3.    ECDC GOOD STANDING.  ECDC shall deliver to Rogue Paper a certificate from the Secretary of State of Nevada and each other jurisdiction in which it conducts business, stating that ECDC is a corporation duly organized, validly existing and in good standing.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ECDC. Rogue Paper’s obligations to consummate this share exchange shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by ECDC:

8.1.    ROGUE PAPER’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rogue Paper set forth herein shall be true and correct as of the date of this Agreement and as of the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

8.2.    ROGUE  PAPER’S  COVENANTS.  Rogue  Paper  shall  have  performed  all  covenants required by this Agreement to be performed by it on or before the Effective Date.

8.3.    ROGUE PAPER BOARD OF DIRECTORS AND SHAREHOLDER APPROVALS. This Agreement shall have been approved by the Board of Directors of Rogue Paper and by the consent of the holders of a majority of the issued and outstanding Rogue Paper Shares.

8.4.    SUPPORTING  DOCUMENTS  OF Rogue  Paper. Rogue Paper shall  have delivered  to ECDC the following supporting documents in form and substance reasonably satisfactory to ECDC:

(a)    A certificate from the Secretary of State of California, stating that Rogue Paper is a corporation duly organized and validly existing;
(b)    A Secretary’s certificate stating that Rogue Paper has the authorized capital stock as set forth herein;
(c)    Copies of the resolutions of the board of directors of Rogue Paper authorizing the execution of this Agreement and the consummation hereof;
(d)    A Secretary’s certificate of incumbency of the officers and directors of Rogue Paper; and
(e)    Any  document  as  may  be  specified  herein  or  required  to  satisfy  the  conditions, representations and warranties enumerated elsewhere herein.

9.    CONDUCT AND COVENANTS. On or prior to the Effective Date the parties shall take, or refrain from taking, the following actions:

(a)    ECDC will take no action to terminate its registration under Section 12(g) the Exchange Act;
(b)    ECDC shall continue to utilize the services of a recognized stock transfer agent and shall execute and deliver all necessary and proper documentation to effect in an expeditious manner the issuance of ECDC Preferred Shares as provided in this Agreement and the transactions contemplated hereby in compliance with the Federal securities laws and the rules and regulations of the SEC; and
(c)    Rogue  Paper  shall  cooperate  with  all  reasonable  requests  and  provide  all  necessary documents in order for ECDC to remain current under the Exchange Act.

10.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Rogue Paper and ECDC set out herein shall survive the Effective Date.

11.    ARBITRATION

11.1    SCOPE. The parties hereby agree that any and all under the terms of this Agreement will be resolved by arbitration before the American Arbitration Association within Dade County, State of Florida.

11.2.   DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

11.3.    RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

11.4.    FINALITY AND FEES. Any award or decision by the American Arbitration Association shall  be final,  binding and  non-appealable except  as  to  errors  of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. The prevailing party shall have its costs of arbitration and legal fees paid by the other party.

11.5.    MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and, except in the case for claims of fraudulent conduct, no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

11.6.    COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney’s fees to the prevailing party.

11.7.    INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, under this Agreement based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters.

11.8.    SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

12.    MISCELLANEOUS.

12.1.    FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

12.2.    WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

12.3.    BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

12.4.    NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to ECDC, to:
East Coast Diversified Corporation
Attention: Kayode Aladesuyi, President
120 Interstate North Parkway, Ste 445
Atlanta, GA 30339

If to: Rogue Paper
Attention: Stephanie Boyle, President
855 Folsom, Suite 534
San Francisco, CA 94107

12.5.    GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

12.6.    ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

12.7.    COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

12.8.    REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

12.9.    SCHEDULES. All exhibits and/or schedules attached hereto, if any, shall be acknowledged by each party by signature and/or initials thereon and shall be dated.

The parties have duly executed this Agreement as of the date set forth above.

East Coast Diversified Corporation

By: /s/ Kayode Aladesu
Kayode Aladesu, Chairman/CEO

Rogue Paper, Inc.

By: /s/ Stephanie Boyle
Stephanie Boyle, President

/s/ Stephanie Boyle
Stephanie Boyle

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Shareholder 2

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Shareholder 3

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Shareholder 4

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Shareholder 5

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Shareholder 6

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Shareholder 7

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Shareholder 8

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Shareholder 9

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Shareholder 10

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Shareholder 11

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Shareholder 12

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Shareholder 13

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Shareholder 14

Annex A

Rogue Paper	Number of Rogue	Exchanged into Number of
Shareholder	Paper Shares	ECDC Preferred Shares
Shareholder 1	433,561	944,998
Shareholder 2	433,561	944,998
Shareholder 3	68,819	150,000
Shareholder 4	60,879	132,694
Shareholder 5	34,410	75,000
Shareholder 6	22,940	50,000
Shareholder 7	22,940	50,000
Shareholder 8	17,205	37,500
Shareholder 9	17,205	37,500
Shareholder 10	15,000	32,694
Shareholder 11	11,470	25,000
Shareholder 12	5,000	10,898
Shareholder 13	2,000	4,359
Shareholder 14	2,000	4,359

Annex B

Preferred Stock Rights and Privileges

See attached.